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                                                                  Exhibit (g)(2)

                                                                    Dated as of:
                                                                 August 13, 2008

                                   SCHEDULE A
                                     TO THE
                                CUSTODY AGREEMENT
                                     BETWEEN
                               THE COVENTRY GROUP
                                       AND
                      BOSTON TRUST & INVESTMENT MANAGEMENT
                  (F/K/A UNITED STATES TRUST COMPANY OF BOSTON)

                                  Name of Fund

                            Boston Trust Balance Fund
                            Boston Trust Equity Fund
                           Boston Trust Small Cap Fund
                            Boston Trust Midcap Fund
                           Walden Social Balanced Fund
                            Walden Social Equity Fund
                        Walden Small Cap Innovations Fund

                                        BOSTON TRUST & INVESTMENT
                                        MANAGEMENT COMPANY
                                        (F/K/A/ UNITED STATES TRUST
THE COVENTRY GROUP                      COMPANY OF BOSTON)


By: /s/ John Danko                      By: /s/ Lucia Santini
    ---------------------------------       ------------------------------------
Name: John Danko                        Name: Lucia Santini
Title: President                        Title: Senior Vice President